As Filed with the Securities and Exchange Commission on May 11, 2010.
REGISTRATION NO. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
UFOOD RESTAURANT GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	20-4463582

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

255 Washington Street, Suite 100, Newton, Massachusetts	02458

(Address of Principal Executive Offices)	(Zip Code)
UFood Restaurant Group, Inc. Consulting Agreement and Benefit Plan
(Full Title of Plan)
George Naddaff
Chief Executive Officer
UFood Restaurant Group, Inc.
255 Washington Street, Suite 100
Newton, Massachusetts 02458
(Name and Address of Agent for Service)
(617) 787-6000
(Telephone Number, Including Area Code, of Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
Copies of All Communications to:
Richard A. Krantz, Esq.
Robinson & Cole LLP
1055 Washington Boulevard
Stamford, Connecticut 06901
(203) 462-7500
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount To Be	Offering Price	Aggregate	Amount Of
Title of Securities To Be Registered	Registered	Per Share(1)	Offering Price(1)	Registration Fee
Common Stock, par value $.001 per share	320,000	$0.38	$121,600	$8.67

(1)	Estimated solely for the purpose of determining the amount of the registration fee, based on the average of the high and low sale prices of the common stock as reported by the OTC Bulletin Board on May 12, 2010, in accordance with Rule 457(c) under the Securities Act of 1933.

EXPLANATORY NOTE
This registration statement relates to shares of common stock, par value $.001 per share, of UFood Restaurant Group, Inc. (the “Company” or the “Registrant”) that may be offered or sold to Richard A. Fisher under the UFood Restaurant Group, Inc. Consulting Agreement and Benefit Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information specified in Item 1 and Item 2 of Part I of the Registration Statement on Form S-8 are omitted from this filing in accordance with the provisions of Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be sent or given to Richard A. Fisher as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:
1.	Our Annual Report on Form 10-K for the fiscal year ended December 27, 2009 filed on March 26, 2010;

2.	Our Quarterly Report on Form 10-Q for the quarter ended March 28, 2010, filed on May 12, 2010;

3.	Our Proxy Statement for our shareholders’ meeting on July 1, 2010, filed on April 26, 2010; and

4.	The description of our common stock set forth in our Amendment No. 3 to Form S-1, filed with the SEC on August 28, 2009, including any amendments or reports filed for the purposes of updating such description.
In addition to the foregoing, all documents subsequently filed by the Company with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Nevada Revised Statutes (NRS) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees and agents. Other than in an action by or in the right of the Company, the Company may indemnify any such person as long as:
•	the person is not liable pursuant to NRS Section 78.138; or
•	the person has conducted himself in good faith with the reasonable belief that his or her conduct was in, or not opposed to, our best interests and, for any criminal action, had no reasonable cause to believe that his or her conduct was unlawful.

In an action by or in the right of the Company, the Company may indemnify any such person as long as:
•	the person is not liable pursuant to NRS Section 78.138; or
•	the person has conducted himself in good faith with the reasonable belief that his or her conduct was in, or not opposed to, our best interests
Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.
Our bylaws include an indemnification provision under which we have the power to indemnify our current and former directors, officers, employees and other agents against expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by any such person. These indemnification rights are contractual, and as such will continue as to a person who has ceased to be a director, trustee, officer, employee or other agent, and will inure to the benefit of the heirs, executors and administrators of such a person.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.
The following exhibits are included or incorporated herein by reference:

Exhibit No.	Description

5.1	Opinion of Ballard Spahr LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Ballard Spahr LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereof)

Item 9. Undertakings.
The undersigned Registrant hereby undertakes:
1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs 1(i) and (1)(ii) do not apply if this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this Registration Statement.
2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
5. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
6. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts on May 14, 2010.

UFOOD RESTAURANT GROUP, INC.
By:	/s/ George Naddaff
George Naddaff
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George Naddaff and Charles A. Cocotas, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith (including any registration statement relating to this Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George Naddaff
George Naddaff	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 4, 2010

/s/ Charles A. Cocotas
Charles A. Cocotas	President and Chief Operating Officer, Director	May 4, 2010

/s/ Irma Norton
Irma Norton	Chief Financial Officer (Principal Financial Officer)	May 4, 2010

Mark Giresi	Director

Robert Grayson	Director

Jeffrey Ross	Director

/s/ Keith Mueller
Keith Mueller	Director	May 7, 2010

/s/ Richard J. Golden
Richard J. Golden	Director	May 10, 2010

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Ballard Spahr LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Ballard Spahr (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereof)